Exhibit 99.1
MATADOR RESOURCES COMPANY ANNOUNCES CLOSING OF
STRATEGIC BOLT-ON DELAWARE BASIN ACQUISITION

DALLAS, Texas, April 13, 2023 – Matador Resources Company (NYSE: MTDR) (“Matador” or the “Company”) today announced the closing of its wholly-owned subsidiary’s previously-announced acquisition of Advance Energy Partners Holdings, LLC (“Advance”) from EnCap Investments L.P. (“EnCap”), including Advance’s oil and natural gas producing properties, undeveloped acreage and midstream assets located in Lea County, New Mexico and Ward County, Texas (the “Advance Transaction”).

The consideration paid upon the closing of the Advance Transaction consisted of an initial as-adjusted cash purchase price of approximately $1.6 billion, which amount is subject to customary post-closing adjustments. As previously announced, the Advance Transaction may also include potential additional cash consideration of $7.5 million for each month of 2023 in which the average oil price, as defined in the securities purchase agreement, exceeds $85 per barrel.

The Advance Transaction includes approximately 18,500 net acres (99% held by production) in the core of the northern Delaware Basin, most of which is adjacent to or very close to some of Matador’s best acreage where wells with an estimated ultimate recovery of over one million barrels of oil equivalent have been drilled. It also provides a significant increase to Matador’s inventory in primary development zones, with 206 gross (174 net) operated locations in core target formations and an additional 38 gross (35 net) upside operated locations in the Wolfcamp D formation. This new acreage also provides further expansion opportunities for Pronto Midstream, LLC, Matador’s wholly-owned midstream subsidiary.

Management Comments

Joseph Wm. Foran, Matador’s Founder, Chairman and CEO, commented, “On behalf of the Board and management, I would like to congratulate and thank everyone at Matador and EnCap for their professionalism and for everyone’s efforts to close this transaction. These properties are a unique, value-creating opportunity for Matador and all of its stakeholders. Closing this transaction sets Matador up nicely for a great 2023 and an even better 2024.

“The Advance Transaction was funded with a combination of cash on hand and borrowings under our credit agreement. On March 31, 2023, we successfully increased the elected commitment under our credit agreement from $775 million to $1.25 billion. We express our appreciation to each of our banks for their continued support. Importantly, this acquisition does not significantly impact Matador’s leverage profile, and we remain committed to maintaining a strong balance sheet, growing our assets at a measured pace and paying down our debt with free cash flow going forward from here as well as increasing the value of the company and increasing the amount of our shareholder returns over time.

“We look forward to further discussing the Advance acquisition and our plans for 2023 during our first quarter 2023 earnings release update call.”

About Matador Resources Company

Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Its current operations are focused primarily on the oil and liquids-rich portion of the Wolfcamp and Bone Spring plays in the Delaware Basin in Southeast New Mexico and West Texas. Matador also operates in the Eagle Ford shale play in South Texas and the Haynesville shale and Cotton Valley plays in Northwest Louisiana. Additionally, Matador conducts midstream operations in support of its exploration, development and production operations and provides natural gas processing, oil transportation services, natural gas, oil and produced water gathering services and produced water disposal services to third parties.

The Company’s predecessor, Foran Oil Company, was founded in 1983 by Joseph Wm. Foran, the Company’s Chairman and Chief Executive Officer, with $270,000 in contributed capital from 17 friends and family members. Foran Oil Company was later contributed to Matador Petroleum Corporation upon its formation by Mr. Foran in 1988. Mr. Foran served as Chairman and Chief Executive Officer of that company from its inception until it was sold in June 2003 to Tom Brown, Inc., in an all-cash transaction for an enterprise value of approximately $388.5 million. On the following Monday, Mr. Foran founded Matador Resources Company with $6 million. Today, Matador has a market cap of approximately $6 billion (based upon the Company’s closing share price on April 5, 2023) and is one of the top 20 public exploration and production companies in the country by market capitalization and one of the top 10 oil and natural gas producers in New Mexico.

For more information, visit Matador Resources Company at www.matadorresources.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project,” “hypothetical,” “forecasted” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits, opportunities and results with respect to the Advance Transaction, including any expected value creation, reserves additions, midstream opportunities and other anticipated impacts from the Advance Transaction, as well as other aspects of the transaction, guidance, projected or forecasted financial and operating results, future liquidity, leverage, the payment of dividends, results in certain basins, objectives, project timing, expectations and intentions, regulatory and governmental actions and other statements that are not historical facts. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, disruption from the Advance Transaction making it more difficult to maintain business and operational relationships; significant transaction costs associated with the Advance Transaction; the risk of litigation and/or regulatory actions related to the Advance Transaction, as well as the following risks related to financial and operational performance: general economic conditions; the Company’s ability to execute its business plan, including whether its drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; its ability to replace reserves and efficiently develop current reserves; the operating results of the Company’s midstream oil, natural gas and water gathering and transportation systems, pipelines and facilities, the acquiring of third-party business and the drilling of any additional salt water disposal wells; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; delays and other difficulties related to regulatory and governmental approvals and restrictions; impact on the Company’s operations due to seismic events; its ability to make acquisitions on economically acceptable terms; its ability to integrate acquisitions; availability of sufficient capital to execute its business plan, including from future cash flows, available borrowing capacity under its revolving credit facilities and otherwise; the operating results of and the availability of any potential distributions from our joint ventures; weather and environmental conditions; the ongoing impact of the novel coronavirus, or COVID-19, or variants thereof, on oil and natural gas demand, oil and natural gas prices and its business; and the other factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of Matador’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact Information

Mac Schmitz
Vice President – Investor Relations
investors@matadorresources.com
(972) 371-5225